AGREEMENT

                                     Between

                     INTEGRATED SECURITY TECHNOLOGIES, INC.
                              A Nevada Corporation
                         (formerly Iguana Ventures Ltd.)

                                       and

                     INTEGRATED SECURITY TECHNOLOGIES, INC.
                            A New Jersey Corporation

                                       and

                          JAMES LEE and CHRISTIE HWANG

                                       and

                         WORLDWIDE TRADE RESOURCES, INC.


                            Dated As of MAY 31, 2005

                                    AGREEMENT

     THIS AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 31st day of May 2005 to be effective as of May 27, 2004, by and between INTEGRATED SECURITY TECHNOLOGIES, INC., formerly Iguana Ventures Ltd., a Nevada corporation (hereinafter referred to as the "COMPANY"), INTEGRATED
                                                           -------
SECURITY TECHNOLOGIES, INC., a New Jersey corporation (hereinafter referred to as "INTEGRATED"), JAMES LEE (sometimes referred to herein as "LEE") and CHRISTIE
    ----------                                                ---
HWANG  (sometimes referred to herein as "HWANG"), and Worldwide Trade Resources,
                                         -----
Inc. (hereinafter referred to as "WTR") (collectively referred to hereinafter as
                                  ---
the  "PARTIES"),  upon  the  following  premises:
      -------

                                    Recitals
                                    --------

     WHEREAS, pursuant to that certain Exchange Agreement, dated May 27, 2004, and attached hereto as EXHIBIT A (the "EXCHANGE AGREEMENT"), between the Company
                       ---------       ------------------
and Integrated, the Company acquired 100% of the issued and outstanding shares of Integrated in exchange for 4,623,878 pre-Stock Split shares of the Company's common stock (the "ACQUISITION").
                      -----------

     WHEREAS, all of the shareholders of Integrated, which consisted of Lee and Hwang (collectively referred to herein as the "INTEGRATED SHAREHOLDERS"),
                                                      -----------------------
approved  the  Acquisition.

     WHEREAS, Lee and Hwang owned 1,320 shares (or 88%), and 67.50 shares (or 4.5%), respectively, or an aggregate of 1,387.50 shares (collectively referred to herein as the "INTEGRATED SHARES") of common stock of Integrated immediately
                   -----------------
prior  to  the  Acquisition.

     WHEREAS, Integrated was at the time of Acquisition engaged in the business of providing value-added security products and services to the private and non-private sectors and distributing a perimeter intrusion detection system named FOMGuard(TM) through an exclusive right for certain parts of the U.S. and Canada (the "BUSINESS").
               --------

     WHEREAS, Lee and Hwang received prior to the forward stock split (defined below) 4,069,013 shares, and 208,074 shares (or an aggregate of 4,227,087 pre-Stock Split shares) of common stock of the Company in exchange for their Integrated Shares.

     WHEREAS , Lee entered into a Stock Purchase Agreement, dated May 27, 2004, and attached hereto as EXHIBIT B (the "STOCK PURCHASE AGREEMENT"), with Michael
                        ---------       ------------------------
Young pursuant to which Mr. Lee acquired 6,000,000 pre-Stock Split shares of the Company's common stock for $20,000.

     WHEREAS, WTR entered into a Conversion of Debt to Equity Agreement, dated May 27, 2004, and attached hereto as EXHIBIT C (the "CONVERSION AGREEMENT"),
                                         ---------       --------------------
with the Company pursuant to which the Company was to issue 1,100,000 post-Stock Split restricted shares of the Company's common stock (the "CONVERSION SHARES")
                                                             -----------------
to WTR as consideration and full satisfaction of $275,000 of indebtedness that Integrated owes to WTR (the "WTR DEBT"), which Conversion Shares have not been
                               --------
issued  as  of  the  Closing  Date.

     WHEREAS, subsequent to the Acquisition, the Company changed its name to Integrated Security Technologies, Inc., affected a 3.3:1 forward stock split (the "STOCK SPLIT"), increased the amount of authorized shares to Two Hundred
       ------------
Million (200,000,000) shares of common stock, and reauthorized the par value of $.001 per share of common stock.

     WHEREAS, as a result of the Stock Split and subsequent transactions in the Company's common stock, if any, Lee and Hwang currently own 33,227,743 and 686,645 post-Stock Split shares (33,914,388 shares in the aggregate), respectively, of the Company's common stock.

     WHEREAS, the Integrated Shareholders were not satisfied with the Prior Transactions (as defined below), for, among other reasons, the failure of funding promised and dissatisfaction with various material items and factors regarding the Company, which were not disclosed to the Integrated Shareholders prior to the Acquisition.

     WHEREAS, the Company, Integrated and the Integrated Shareholders desire to terminate the Exchange Agreement, the Stock Purchase Agreement and the Conversion Agreement (collectively referred to hereinafter as the "PRIOR
                                                                           -----
TRANSACTIONS"),  to return their post-Stock Split shares of the Company's common
-----------
stock and Integrated Shares, and to further terminate the Prior Transactions all as is necessary to place the Parties in as near to the same position as they were in prior to entering into the Prior Transactions. including, but not limited to the cancellation of the $275,000 principal amount of the WTR Debt.

     WHEREAS,  an audit related to Integrated's business was never accomplished.

     WHEREAS, the Company, Integrated and the Integrated Shareholders desire to set forth the terms of their agreement to terminate.

                                    Agreement
                                    ---------

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:


                                    ARTICLE I
                         TERMINATING PRIOR TRANSACTIONS

     Section  1.01     Exchange  of  Shares.  On  the  terms  and subject to the
                       --------------------
conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.06), Lee and Hwang shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, 33,227,743 and 686,645 (or an aggregate of 33,914,388) post-Stock Split shares of the Company's common stock, respectively, to the Company in exchange for all of the right, title and interest, legal and equitable, in and to the Integrated Shares.

     Section  1.02     Termination  of  Prior  Transactions.  The Parties hereby
                                    -----------------------
agree to, and do hereby terminate the Prior Transactions to put the parties in the same position they started, to the extent possible and agreed upon by the parties and as reflected herein.

     Section 1.03 Termination of WTR Debt. The Parties hereby agree that the $275,000 aggregate principal amount of WTR Debt (plus all accrued but unpaid principal thereon) owed by Integrated Security Technologies, Inc., a New Jersey corporation to WTR is hereby cancelled in its entirety.

     Section  1.04     License  to  Use  Corporate Name.  Integrated  and  the
                       --------------------------------
Integrated Shareholders hereby grant to the Company the right and license to use the name "Integrated Security Technologies, Inc." as the corporate name of the Company for a period of sixty (60) days following the Closing Date.

     Section  1.05     Closing.  The  closing (the "CLOSING") of the transaction
                       -------                      -------
contemplated by this Agreement shall be on a date and at such time as the Parties may agree (the "CLOSING DATE") but not later than June 30, 2005 subject
                         ------------
to the right of the Company or the Integrated Shareholders to extend such Closing Date by up to an additional ten (10) days. Such Closing shall take place at a mutually agreeable time and place. At Closing, or immediately thereafter, the following will occur:

     1. Lee and Hwang shall surrender the certificates evidencing 33,227,743 and 686,645, respectively (or an aggregate of 33,914,388) post-Stock Split shares of the Company's common stock, duly endorsed with medallion guaranteed stock powers so as to make the Company the sole owner thereof;
     2. The Company shall deliver to Lee and Hwang the certificates evidencing 1,320 shares and 67.50 shares, respectively, (or an aggregate of 1,387.50 shares) of the Integrated Shares duly endorsed with medallion guaranteed stock powers so as to make Lee and Hwang, respectively, the sole owners thereof;
     3. The Company, Integrated, and the Integrated Shareholders shall deliver mutual releases in a form substantially similar to the attached EXHIBIT D; and
          ---------
     4.   Certain  other  releases  between  related parties shall be exchanged.

     Section  1.07     Anti-Dilution.  The  number  of  shares  of the Company's
                       -------------
common stock to be redeemed, transferred, or issued hereunder shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Company's common stock which may occur between the date of the execution of this Agreement and the Closing Date.

     Section 1.06     Directors and Officers.  Prior to the Closing, the current
                      -----------------------
directors and officers of the Company shall resign and be replaced by Murray Fleming and Randy White, who shall authorize, approve and carry out, in all respects, on behalf of the Company, all of the transactions contemplated hereby, including the execution of this Agreement and related documents by and on behalf of the Company.


                                   ARTICLE II
            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

     Subject to all of the terms, conditions and provisions of this Agreement, the Company hereby represents and warrants to Integrated and the Integrated Shareholders, as of the date hereof and as of the Closing, as follows:

     Section  2.01.     The  Integrated Shares.  The Company owns, possesses and
                        ----------------------
has good and marketable title to the Integrated Shares free and clear of any and all mortgages, liens, pledges, charges, security interests, options, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

     Section  2.02.  Authority.  The  Company  has  all  requisite  power  and
                     ---------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Company has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto and thereto, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

     Section  2.03.  No  Conflict.  The execution and delivery by the Company of
                     ------------
this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws of the Company; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which the Company is a party or by which the Company is bound or affected.

     Section  2.04.  Consents  and  Approvals.  No governmental approvals and no
                     ------------------------
notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by the Company of this Agreement and the closing documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

     Section  2.05.  Litigation.  There  are  no  claims  pending  or,  to  the
                     ----------
knowledge of the Company, threatened, and the Company has no knowledge of the basis for any claim, which either alone or in the aggregate, seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against the Company which prohibit or restrict, or could reasonably be expected to result in any delay of, the consummation of the transactions contemplated by this Agreement.

     Section 2.06.  Brokers, Finders and Financial Advisors.   No broker, finder
                    ---------------------------------------
or financial advisor has acted for the Company in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any contract with the Company


                                   ARTICLE III
    REPRESENTATIONS, COVENANTS, AND WARRANTIES OF INTEGRATED AND THE INTEGRATED
                                  SHAREHOLDERS

Subject to all of the terms, conditions and provisions of this Agreement, Integrated and the Integrated Shareholders hereby represent and warrant to the Company, as of the date hereof and as of the Closing, as follows:

     Section  3.01.  Authority.  Integrated and the Integrated Shareholders have
                     ---------
all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. Integrated and the Integrated Shareholders have duly and validly executed and delivered this Agreement and will, on or prior to the Closing, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of Integrated and the Integrated Shareholders enforceable against Integrated and the Integrated Shareholders in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

     Section  3.02.  No  Conflict.  The execution and delivery by Integrated and
                     ------------
the Integrated Shareholders of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; (b) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which Integrated and the Integrated Shareholders are a party; or (c) result in or require the creation of any lien upon the shares of the Company's common stock.

     Section  3.03.  Consents  and  Approvals.  No governmental approvals and no
                     ------------------------
notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by Integrated and the Integrated Shareholders of this Agreement or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

     Section  3.04.  Litigation.  There  are  no  claims  pending  or,  to  the
                     ----------
knowledge of Integrated and the Integrated Shareholders, threatened against or affecting the shares of the Company's common stock held by the Integrated Shareholders before or by any governmental authority or any other person. Integrated and the Integrated Shareholders have no knowledge of the basis for any claim, which alone or in the aggregate: (a) could reasonably be expected to result in any liability with respect to the shares of the Company's common stock held by the Integrated Shareholders; or (b) seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against Integrated and the Integrated Shareholders with respect to the Shares of the Company's common stock held by the Integrated Shareholders.

     Section  3.05.  Brokers, Finders and Financial Advisors.  No broker, finder
                     ---------------------------------------
or financial advisor has acted for Integrated or the Integrated Shareholders in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any contract with Integrated or the Integrated Shareholders.

     Section  3.06.  Ownership.  Lee  and  Hwang each represent and warrant that
                     ---------
they own 33,227,743 and 686,645 post-Stock Split shares, respectively, of the Company's common stock prior to the execution of this Agreement and the consummation of the transactions contemplated hereunder.


                                   ARTICLE IV
                              CONDITIONS PRECENDENT

     Section  4.01.  Conditions  to  Obligations  of  each  of the Parties.  The
                     -----------------------------------------------------
respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions: (a) no preliminary or permanent injunction or other order, decree or ruling which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect; (b) no claim shall have been asserted, threatened or commenced and no law shall have been enacted, promulgated or issued which would reasonably be expected to (i) prohibit the exchange and transfer of the shares of the Company's common stock by the Integrated Shareholders, or in the case of the Company, the retention, cancellation or future issuance of such shares, the retention of the Business by Integrated, or the consummation of the transactions contemplated by this Agreement or (ii) make the consummation of any such transactions illegal; and
(c) all approvals legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect at the Closing.

     Section 4.02.  Conditions to Obligations of the Company. The obligations of
                    ---------------------------------------
the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as the Company may waive in writing: (a) the Integrated Shareholders shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and
(b) the representations and warranties of the Integrated Shareholders in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing. Each of the above conditions is for the sole benefit of the Company and may be waived in writing by the Company. In the event that any of the above conditions have not been satisfied at Closing, the Company may elect to terminate this Agreement and will have no further liability to Integrated or the Integrated Shareholders.

     Section  4.03.  Conditions  to Obligations of Integrated and the Integrated
                     -----------------------------------------------------------
Shareholders.  The obligations of  Integrated and the Integrated Shareholders to
  ----------
consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to Closing of the following additional conditions, except as Integrated and the Integrated Shareholders may waive in writing: (a) the Company shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and
(b) the representations and warranties of the Company in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing. Each of the above conditions is for the sole benefit of Integrated and the Integrated Shareholders and may be waived in writing by Integrated and the Integrated Shareholders. In the event that any of the above conditions have not been satisfied at Closing, Integrated and the Integrated Shareholders may elect to terminate this Agreement and will have no further liability to the Company.


                                    ARTICLE V
                                 INDEMNIFICATION

Notwithstanding anything to the contrary provided herein and/or elsewhere, the Company agrees, for itself and its affiliates, that it/they shall indemnify and hold harmless each of the Integrated Shareholders, Integrated, WTR, each of their respective, as the case may be, officers, directors, shareholders and agents (including attorneys, independent auditors and accountants), successors and assigns and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all direct and/or indirect damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses (including court costs), which may arise out of or relate to any matter relating directly and/or indirectly to this Agreement and the past, present and future actions and/or transactions discussed and contemplated hereby including, but not limited to,
(i)  the  Prior  Transactions (except for the WTR Debt) and/or the Acquisitions,
(ii) SEC, NASD, governmental, quasi-governmental, self-regulatory and/or other investigations; (iii) this Agreement and the actions contemplated hereby; (iv) any liability arising from a breach by the Company and/or any of its affiliates; and (v) any liability arising from any action or failure to act by the Company and/or any of its affiliates. Upon obtaining knowledge thereof, the party to be indemnified (the "INDEMNIFIED PARTY") shall promptly notify the Integrated or
                    ------------------
the Integrated Shareholders (the "INDEMNIFYING PARTY") in writing of any damage,
                                  ------------------
claim, loss, liability or expense which the Indemnified Party has determined has given rise or could give rise to a claim under this Article V (such written notice being hereinafter referred to as a "NOTICE OF CLAIM"). A Notice of Claim
                                           ---------------
shall contain a brief description of the nature and estimated amount of any such claim giving rise to a right of indemnification. With respect to any claim or demand set forth in a Notice of Claim relating to a third party claim, the Indemnifying Party may defend, in good faith and at its expense, any such claim or demand, and the Indemnified Party, at its expense, shall have the right to participate in the defense of any such third party claim. So long as the Indemnifying Party is defending in good faith any such third party claim, the Indemnified Party shall not settle or compromise such third party claim. If the Indemnifying Party does not so elect to defend any such third party claim, the Indemnified Party shall have no obligation to do so.

                                    ARTICLE V
                                  MISCELLANEOUS

     Section  5.01.  Notices.  Any  and  all  notices,  requests  or  other
                     -------
communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the Parties at the following addresses or facsimile numbers:

(i)  if  to  the  Company,  to:          Integrated  Security Technologies, Inc.
                                         A  Nevada  Corporation
                                         PO  Box  2536
                                         349  West  Georgia  St.
                                         Vancouver  BC  V6B  3W8

(ii)  if  to  Integrated,  to:           Integrated Security  Technologies, Inc.
                                         A  New  Jersey  Corporation
                                         156  5th  Avenue,  Suite  1034
                                         New  York,  New  York  10010


(iii) if to Integrated Shareholders, to: James  Lee
                                         156  5th  Avenue,  Suite  1034
                                         New  York,  New  York  10010


(iv)  if  to  WTR,  to:                  James  Lee
                                         156  5th  Avenue,  Suite  1034
                                         New  York,  New  York  10010

Copies  to:                              Lawrence  G.  Nusbaum,  Esq.
                                         Gusrae,  Kaplan,  Bruno & Nusbaum  PLLC
                                         120  Wall  Street
                                         New  York,  New  York  10005



or at such other address or number as shall be designated by either of the Parties in a notice to the other party given in accordance with this Section
5.01. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

     Section  5.02.  Benefit  and  Burden.  This  Agreement  shall  inure to the
                     --------------------
benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

     Section  5.03.  No  Third Party Rights.  Nothing in this Agreement shall be
                     ----------------------
deemed to create any right in any creditor or other person not a party hereto and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (other than the Indemnified Party).

     Section  5.04.  Amendments  and  Waiver.  No  amendment,  modification,
                     -----------------------
restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the Parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.

     Section  5.05.  Assignments.  The  Company  may  assign  any of its rights,
                     -----------
interests and obligations under this Agreement and must notify Integrated and the Integrated Shareholders in writing. Integrated and the Integrated Shareholders may assign any of their rights and interests, but not their obligations, under this Agreement and must notify the Company in writing of any assignment of their rights or interests.

     Section  5.06.  Counterparts.  This  Agreement  may  be  executed  in
                     ------------
counterparts and by the different Parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     Section  5.07.  Captions and Headings.  The captions and headings contained
                     ---------------------
in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

     Section 5.08.  Construction.  The Parties acknowledge that each of them has
                    ------------
had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto.

     Section  5.09.  Severability.  Should  any  clause,  sentence,  paragraph,
                     ------------
subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

     Section  5.10.  Remedies.  The  Parties  agree  that  the  covenants  and
                     --------
obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled.

     Section  5.11.  Applicable  Law, Etc.   This Agreement shall be governed by
                     --------------------
and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

     Section  5.12.  Expenses;  Prevailing Party Costs.  The Company, Integrated
                     ---------------------------------
and the Integrated Shareholders shall pay their own expenses incident to this Agreement and the transactions contemplated hereby and thereby, including all legal and accounting fees and disbursements. Notwithstanding anything contained herein or therein to the contrary, if any party commences an action against another party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a party of its obligations under this Agreement, the prevailing party in any such action shall be entitled to recover its losses, including reasonable attorneys' fees, incurred in connection with the prosecution or defense of such action, from the losing party.

     Section  5.13.     Entire  Agreement.  This  Agreement set forth all of the
                        -----------------
promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersede all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise, other than EXHIBIT D to
                                                                    ---------
this  Agreement.

     Section  5.14.     Faxed  Signatures.  For  purposes  of  this Agreement, a
                        -----------------
faxed  signature  shall  constitute  an  original  signature.



               -  THE  REST  OF  THIS  PAGE  WAS  INTENTIONALLY  LEFT  BLANK  -

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

                         Integrated  Security  Technology,  Inc.
                         A  Nevada  Corporation
                         (Formerly  Iguana  Ventures  Ltd.)


                         /s/ Murray Fleming
                         -----------------------------------------
                         Chief  Executive  Officer


                         Integrated  Security  Technology,  Inc.
                         A  New  Jersey  Corporation


                         /s/ James Lee
                         -----------------------------------------
                         James  Lee
                         Chief  Executive  Officer



                         /s/ James Lee
                         -----------------------------------------
                         James  Lee
                         Individually


                         /s/ Christie Hwang
                         -----------------------------------------
                         Christie  Hwang
                         Individually


                         Worldwide  Trade  Resources,  Inc.



                         /s/ James Lee
                         -----------------------------------------
                         James  Lee
                         Chief  Executive  Officer